Form of Amendment to Stock Option Agreement

This Amendment to the Stock Option Agreement by and between Hansen Natural Corporation (the “Company”) and ______________ (the “Optionholder”) dated ___________ (the “Stock Option Agreement”), pursuant to which the Company granted to the Optionholder a stock option under the _____ (the “Plan”), is made pursuant to the applicable section of the Stock Option Agreement providing for amendment in writing.

1.          Effective December 31, 2006, the Stock Option Agreement is amended to provide that notwithstanding any provision to the contrary in the Stock Option Agreement or the Plan, (i) the exercise price of the option is the fair market value of the underlying stock on the grant date (the “Grant Date”); (ii) following completion of the investigation by the Special Committee appointed by the Company (the “Special Committee Investigation”), the Company will make a determination as to whether the Grant Date requires adjustment; (iii) if the Grant Date requires adjustment, the exercise price of the option shall be the fair market value of the underlying stock on the Grant Date as adjusted; (iv) if the Grant Date does not require adjustment, the exercise price shall be the exercise price stated in the Stock Option Agreement (the “Stated Exercise Price”); and (v) in the event that prior to written confirmation by the Company of the Grant Date and the exercise price, the optionholder exercises all or any portion of the vested portion of the option, the optionholder shall pay to the Company at the time of exercise the Stated Exercise Price in cash or property consisting of shares of common stock, to the extent provided in the applicable Stock Option Agreement. If the Company subsequently determines, following the completion of the Special Committee Investigation, that an adjustment to the Stated Exercise Price is required, the optionholder agrees to pay to the Company the difference between the aggregate exercise price paid to exercise such option and the aggregate exercise price based on such adjusted exercise price, within ten days following written notice from the Company to the optionholder of such adjusted exercise price.

2.          Except as otherwise set forth in this Amendment, the Stock Option Agreement shall remain in full force and effect in all other respects.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment this __ day of December, 2006.

HANSEN NATURAL CORPORATION	OPTIONHOLDER
By: _______________________________	By: ________________________
Name:	Name:

Title: